EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year 2025 Financial Results

LOS ANGELES, Feb. 10, 2026 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full year ended December 31, 2025.

“Our fourth-quarter performance, highlighted by record bookings, provides encouraging validation of the strategic transformation we initiated over two years ago,” said Owen Ryan, CEO of BlackLine. “The intentional steps we have taken to modernize our Go-To-Market engine, scale our Studio360 platform, and launch Verity AI to deliver outcomes for customers are translating into solid results. While we are pleased with this momentum, we remain focused on disciplined execution to drive revenue growth and operating margin expansion in 2026.”

Fourth Quarter 2025 Financial Highlights

  Total GAAP revenues of $183.2 million, an increase of 8.1% compared to the fourth quarter of 2024.
  GAAP operating margin of 3.7%, compared to 3.7% in the fourth quarter of 2024.
  Non-GAAP operating margin of 24.7%, compared to 18.1% in the fourth quarter of 2024.
  GAAP net income attributable to BlackLine of $4.9 million, or $0.08 per diluted share compared to GAAP net income attributable to BlackLine of $56.4 million, or $0.79 per diluted share in the fourth quarter of 2024.
  Non-GAAP net income attributable to BlackLine of $45.2 million, or $0.63 per diluted share compared to non-GAAP net income attributable to BlackLine of $34.6 million, or $0.47 per diluted share in the fourth quarter of 2024.
  Billings of $226.9 million, an increase of 9.5% compared to the fourth quarter of 2024.
  Remaining performance obligation of $1.1 billion, an increase of 23.5% compared to the fourth quarter of 2024.
  Operating cash flow of $26.7 million, compared to $43.8 million in the fourth quarter of 2024.
  Free cash flow of $19.9 million, compared to $36.5 million in the fourth quarter of 2024.
  Repurchased approximately 0.6 million shares of common stock for $33.8 million as part of our share repurchase program under which approximately $164.5 million of buyback capacity remained at December 31, 2025.

Full Year 2025 Financial Highlights

  Total GAAP revenues of $700.4 million, an increase of 7.2% from 2024.
  GAAP operating margin of 3.6%, compared to 2.8% in 2024.
  Non-GAAP operating margin of 22.3%, compared to 19.4% in 2024.
  GAAP net income attributable to BlackLine of $24.5 million, or $0.39 per diluted share compared to GAAP net income attributable to BlackLine of $161.2 million, or $1.45 per diluted share in 2024.
  Non-GAAP net income attributable to BlackLine of $157.0 million, or $2.13 per diluted share compared to non-GAAP net income attributable to BlackLine of $162.1 million, or $2.18 per diluted share in 2024.
  Operating cash flow of $169.6 million, compared to $190.8 million from 2024.
  Free cash flow of $134.9 million, compared to $164.0 million from 2024.
  Repurchased approximately 4.5 million shares of common stock for $235.5 million as part of our share repurchase program under which approximately $164.5 million of buyback capacity remained at December 31, 2025.

Fourth Quarter Key Metrics and Recent Business Highlights

  BlackLine had a total of 4,394 customers at December 31, 2025.
  Platform pricing Annual Recurring Revenue (ARR) as a percentage of eligible ARR, which excludes Solex and public sector ARR, was 11%.
  Achieved a dollar-based net revenue retention rate of 105% at December 31, 2025.
  Acquired WiseLayer, an AI-powered accounting and finance automation company, to enhance BlackLine's AI capabilities.
  Expanded global cloud footprint to Saudi Arabia to support growing customer demand.
  Secured official listing on the FedRAMP Marketplace.
  Completed multi-year Google Cloud Platform migration.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Annual Report on Form 10-K for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

First Quarter 2026

  Total GAAP revenue is expected to be in the range of $180 million to $182 million.
  Non-GAAP operating margin is expected to be in the range of 18.5% to 19.5%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $31 million to $33 million, or $0.44 to $0.46 per share on 74.5 million diluted weighted average shares outstanding.

Full Year 2026

  Total GAAP revenue is expected to be in the range of $764 million to $768 million.
  Non-GAAP operating margin is expected to be in the range of 23.7% to 24.3%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $172 million to $180 million, or $2.37 to $2.48 per share on 75.0 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine excludes specified items from the corresponding GAAP financial measures as outlined below under “Use of Non-GAAP Financial Measures” and as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating margin, net income attributable to BlackLine, and net income per share attributable to BlackLine.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its fourth quarter and full year 2025 results at 2:00 p.m. Pacific time on Tuesday, February 10, 2026. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can preregister for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine (Nasdaq: BL), the future-ready platform for the Office of the CFO, drives digital finance transformation by empowering organizations with accurate, efficient, and intelligent financial operations. Built on the Studio360 platform, BlackLine unifies data, streamlines processes, and delivers real-time insights through automation and intelligence powered by Verity - a comprehensive suite of embedded, auditable AI capabilities that provides finance and accounting teams with a new digital workforce.

With a proven, collaborative approach and a track record of innovation supported by industry-leading R&D investment and world-class security practices, more than 4,300 customers across multiple industries partner with BlackLine to lead their organizations into the future.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full year of 2026, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company's industry or the global economy; the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company's ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solutions; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific, and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles; failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war, or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the Securities and Exchange Commission on November 7, 2025. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 10, 2026, certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income and non-GAAP operating margin, (iv) non-GAAP net income attributable to BlackLine, Inc., (v) diluted non-GAAP net income per share attributable to BlackLine, Inc., and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, stock-based compensation, and transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses). Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense, and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, and transaction-related costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. Non-GAAP income from operations is defined as GAAP income from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. Non-GAAP operating margin is defined as non-GAAP income from operations divided by GAAP revenues. BlackLine believes that presenting non-GAAP income from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income from operations between all periods presented.

Non-GAAP Net Income Attributable to BlackLine and Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc. Non-GAAP net income attributable to BlackLine is defined as GAAP net income attributable to BlackLine adjusted for the income tax effects of acquisitions, stock-based compensation shortfalls and windfalls and the discrete tax impact of other non-GAAP adjustments, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible senior notes, change in fair value of contingent consideration, transaction-related costs, restructuring costs, legal settlement gains or costs, adjustment to the redeemable non-controlling interest to the redemption amount, and gain on extinguishment of convertible senior notes. Diluted non-GAAP net income per share attributable to BlackLine, Inc. includes the adjustment for shares resulting from the elimination of stock-based compensation. BlackLine believes that presenting non-GAAP net income attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 10, 2026 certain operating metrics, including (i) number of customers, (ii) Platform pricing ARR as a percentage of eligible ARR, and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Platform Pricing ARR as a Percentage of Eligible ARR. Platform pricing ARR as a percentage of eligible ARR is calculated as platform annual recurring revenue divided by our eligible annual recurring revenue. We define eligible ARR as total annual recurring revenue, excluding revenue from SAP solutions-extensions (“SolEx”) and the public sector.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Investor and Media Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$390,034	$885,915
Marketable securities	388,178	—
Accounts receivable, net of allowances	218,100	178,141
Prepaid expenses and other current assets	28,897	28,348
Total current assets	1,025,209	1,092,404
Capitalized software development costs, net	49,494	45,448
Property and equipment, net	13,255	11,840
Intangible assets, net	49,352	59,520
Goodwill	465,804	448,965
Operating lease right-of-use assets	22,756	22,772
Deferred tax assets, net	39,341	53,208
Other assets	94,308	90,879
Total assets	$1,759,519	$1,825,036
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,523	$8,463
Accrued expenses and other current liabilities	76,790	71,574
Deferred revenue, current	368,593	338,615
Finance lease liabilities, current	12	66
Operating lease liabilities, current	4,436	3,525
Convertible senior notes, net, current	230,023	—
Total current liabilities	695,377	422,243
Finance lease liabilities, noncurrent	40	53
Operating lease liabilities, noncurrent	19,850	20,283
Convertible senior notes, net, noncurrent	666,046	892,675
Deferred tax liabilities, net	5,244	4,532
Deferred revenue, noncurrent	922	1,390
Other long-term liabilities	593	708
Total liabilities	1,388,072	1,341,884
Commitments and contingencies
Redeemable non-controlling interest	39,121	36,483
Stockholders' equity:
Common stock	599	628
Additional paid-in capital	356,841	495,391
Accumulated other comprehensive loss	(296)	(361)
Accumulated deficit	(24,818)	(48,989)
Total stockholders' equity	332,326	446,669
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,759,519	$1,825,036

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues
Subscription and support	$173,229	$160,988	$662,928	$619,287
Professional services	9,952	8,472	37,499	34,049
Total revenues	183,181	169,460	700,427	653,336
Cost of revenues
Subscription and support	37,589	34,833	144,038	135,308
Professional services	7,861	6,581	29,347	26,657
Total cost of revenues	45,450	41,414	173,385	161,965
Gross profit	137,731	128,046	527,042	491,371
Operating expenses
Sales and marketing	63,662	64,769	258,930	248,347
Research and development	28,182	24,588	109,202	100,973
General and administrative	33,048	32,480	118,732	121,795
Restructuring costs	6,016	(8)	14,626	1,720
Total operating expenses	130,908	121,829	501,490	472,835
Income from operations	6,823	6,217	25,552	18,536
Other income (expense)
Interest income	7,178	9,399	32,825	49,808
Interest expense	(2,549)	(2,523)	(10,149)	(8,758)
Gain on extinguishment of convertible senior notes	—	—	—	65,112
Other income, net	4,629	6,876	22,676	106,162
Income before income taxes	11,452	13,093	48,228	124,698
Provision for (benefit from) income taxes	5,471	(50,374)	20,971	(43,067)
Net income	5,981	63,467	27,257	167,765
Net income attributable to redeemable non-controlling interest	380	670	3,086	1,952
Adjustment attributable to redeemable non-controlling interest	715	6,380	(347)	4,639
Net income attributable to BlackLine, Inc.	$4,886	$56,417	$24,518	$161,174
Basic net income per share attributable to BlackLine, Inc.	$0.08	$0.90	$0.40	$2.59
Shares used to calculate basic net income per share	59,635	62,640	61,430	62,129
Diluted net income per share attributable to BlackLine, Inc.	$0.08	$0.79	$0.39	$1.45
Shares used to calculate diluted net income per share	71,599	74,610	65,921	73,503

BlackLine, Inc.
Calculation of Diluted Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Diluted Net Income Per Share
Numerator:
Net income attributable to BlackLine, Inc.	$4,886	$56,417	$24,518	$161,174
Interest expense, net of taxes	719	2,305	1,073	7,804
Gain on extinguishment of convertible senior notes, net of taxes	—	—	—	(62,147)
Net income attributable to BlackLine, Inc. for diluted calculation	$5,605	$58,722	$25,591	$106,831
Denominator:
Weighted average shares	59,635	62,640	61,430	62,129
Dilutive effect of securities	977	727	686	691
Dilutive effect of convertible senior notes	10,987	11,243	3,805	10,683
Shares used to calculate diluted net income per share	71,599	74,610	65,921	73,503
Diluted net income per share attributable to BlackLine, Inc.	$0.08	$0.79	$0.39	$1.45

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income attributable to BlackLine, Inc.	$4,886	$56,417	$24,518	$161,174
Net income and adjustment attributable to redeemable non-controlling interest	1,095	7,050	2,739	6,591
Net income	5,981	63,467	27,257	167,765
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,912	12,120	46,535	50,345
Amortization of debt issuance costs	859	849	3,394	4,486
Stock-based compensation	25,965	19,340	92,590	83,251
Gain on extinguishment of convertible senior notes	—	—	—	(65,112)
Noncash lease expense	1,840	1,611	5,923	6,221
Accretion of purchase discounts on marketable securities, net	(3,186)	(326)	(11,690)	(18,441)
Net foreign currency (gains) losses	(148)	(81)	605	279
Deferred income taxes	6,289	(53,323)	15,047	(54,802)
Provision for credit losses	6	70	107	84
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(62,245)	(43,317)	(38,159)	(7,552)
Prepaid expenses and other current assets	(4,657)	(1,609)	(251)	2,742
Other assets	(2,437)	298	(3,663)	2,505
Accounts payable	4,124	4,333	5,346	(1,123)
Accrued expenses and other current liabilities	64	3,968	3,209	7,087
Deferred revenue	43,563	37,819	29,236	18,968
Operating lease liabilities	(1,280)	(1,563)	(5,872)	(5,963)
Lease incentive receipts	—	—	30	—
Other long-term liabilities	30	138	(77)	96
Net cash provided by operating activities	26,680	43,794	169,567	190,836
Cash flows from investing activities
Purchases of marketable securities	(140,030)	—	(747,644)	(396,104)
Proceeds from maturities of marketable securities	141,000	121,289	373,000	1,023,286
Proceeds from sales of marketable securities	200	—	200	324,098
Capitalized software development costs	(6,177)	(6,513)	(26,597)	(24,714)
Purchases of property and equipment	(623)	(756)	(8,074)	(2,126)
Acquisition, net of cash acquired	(16,174)	—	(16,174)	—
Net cash provided by (used in) investing activities	(21,804)	114,020	(425,289)	924,440
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	661,979
Partial repurchase of convertible senior notes	—	—	—	(848,519)
Repayment of convertible senior notes	—	—	—	(250,000)
Purchase of capped calls related to convertible senior notes	—	—	—	(59,738)
Principal payments under finance lease obligations	(3)	(228)	(66)	(999)
Repurchases of common stock	(34,816)	—	(235,543)	—
Proceeds from exercises of stock options	64	4,553	5,215	7,591
Proceeds from employee stock purchase plan	2,581	2,757	7,173	7,006
Acquisition of common stock for tax withholding obligations	(2,027)	(3,861)	(16,892)	(17,465)
Net cash provided by (used in) financing activities	(34,201)	3,221	(240,113)	(500,145)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(355)	(403)	(92)	(347)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(29,680)	160,632	(495,927)	614,784
Cash, cash equivalents, and restricted cash, beginning of period	419,900	725,515	886,147	271,363
Cash, cash equivalents, and restricted cash, end of period	$390,220	$886,147	$390,220	$886,147

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents at end of period	$390,034	$885,915	$390,034	$885,915
Restricted cash included within prepaid expenses and other current assets at end of period	186	—	186	—
Restricted cash included within other assets at end of period	—	232	—	232
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$390,220	$886,147	$390,220	$886,147

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Non-GAAP Gross Profit:
Gross profit	$137,731	$128,046	$527,042	$491,371
Amortization of acquired developed technology	3,282	3,243	12,905	13,370
Stock-based compensation	4,669	3,561	17,232	13,347
Transaction-related costs	—	25	8	151
Total non-GAAP gross profit	$145,682	$134,875	$557,187	$518,239
Gross margin	75.2%	75.6%	75.2%	75.2%
Non-GAAP gross margin	79.5%	79.6%	79.5%	79.3%

Non-GAAP Operating Income:
Operating income	$6,823	$6,217	$25,552	$18,536
Amortization of intangible assets	3,545	4,305	14,168	19,886
Stock-based compensation	26,982	20,138	96,325	86,097
Transaction-related costs	1,642	—	4,780	568
Restructuring and legal settlement costs	6,192	(8)	15,454	1,720
Total non-GAAP operating income	$45,184	$30,652	$156,279	$126,807
GAAP operating margin	3.7%	3.7%	3.6%	2.8%
Non-GAAP operating margin	24.7%	18.1%	22.3%	19.4%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income attributable to BlackLine, Inc.	$4,886	$56,417	$24,518	$161,174
Provision for (benefit from) income taxes	516	(53,351)	(782)	(50,948)
Amortization of intangible assets	3,545	4,305	14,168	19,886
Stock-based compensation	26,864	20,044	95,850	85,654
Amortization of debt issuance costs	859	849	3,394	4,486
Transaction-related costs	1,642	—	4,780	568
Restructuring and legal settlement costs	6,192	(8)	15,454	1,720
Adjustment to redeemable non-controlling interest	715	6,380	(347)	4,639
Gain on extinguishment of convertible senior notes	—	—	—	(65,112)
Total non-GAAP net income attributable to BlackLine, Inc.	$45,219	$34,636	$157,035	$162,067

Basic Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.:
Basic non-GAAP net income per share attributable to BlackLine, Inc.	$0.76	$0.55	$2.56	$2.61
Shares used to calculate basic non-GAAP net income per share	59,635	62,640	61,430	62,129

Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.
Numerator:
Non-GAAP net income attributable to BlackLine, Inc.	$45,219	$34,636	$157,035	$162,067
Interest expense, net of taxes	1,529	1,539	5,933	3,909
Non-GAAP net income attributable to BlackLine, Inc. for diluted calculation	$46,748	$36,175	$162,968	$165,976

Denominator:
Weighted average shares	59,635	62,640	61,430	62,129
Dilutive effect of securities	4,171	3,441	3,908	3,312
Dilutive effect of convertible senior notes	10,987	11,243	11,178	10,683
Shares used to calculate diluted non-GAAP net income per share	74,793	77,324	76,516	76,124
Diluted non-GAAP net income per share attributable to BlackLine, Inc.	$0.63	$0.47	$2.13	$2.18

Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$63,662	$64,769	$258,930	$248,347
Amortization of intangible assets	(184)	(983)	(948)	(6,201)
Stock-based compensation	(7,243)	(6,260)	(27,238)	(25,428)
Transaction-related costs	—	(136)	(10)	(320)
Total non-GAAP sales and marketing expense	$56,235	$57,390	$230,734	$216,398

Non-GAAP Research and Development Expense:
Research and development expense	$28,182	$24,588	$109,202	$100,973
Stock-based compensation	(4,637)	(3,390)	(16,633)	(13,345)
Transaction-related costs	—	170	(21)	(46)
Total non-GAAP research and development expense	$23,545	$21,368	$92,548	$87,582

Non-GAAP General and Administrative Expense:
General and administrative expense	$33,048	$32,480	$118,732	$121,795
Amortization of intangible assets	(79)	(79)	(315)	(315)
Stock-based compensation	(10,433)	(6,927)	(35,222)	(33,977)
Transaction-related costs	(1,642)	(9)	(4,741)	(51)
Restructuring and legal settlement costs	(176)	—	(828)	—
Total non-GAAP general and administrative expense	$20,718	$25,465	$77,626	$87,452

Total Non-GAAP Operating Expenses	$100,498	$104,223	$400,908	$391,432

Free Cash Flow
Net cash provided by operating activities	$26,680	$43,794	$169,567	$190,836
Capitalized software development costs	(6,177)	(6,513)	(26,597)	(24,714)
Purchases of property and equipment	(623)	(756)	(8,074)	(2,126)
Free cash flow	$19,880	$36,525	$134,896	$163,996